Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our report, dated October 29, 2004, relating to the consolidated financial statements of ESSA Bank & Trust as of September 30, 2004 and for the year then ended in the Pre-Effective Amendment No. 2 to the Registration Statement on Form S-l.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Beard Miller Company LLP

Beard Miller Company LLP

Harrisburg, Pennsylvania

February 5, 2007